UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

50 Cocoanut Row, Suite 216
Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on July 7, 2010, to include historical financial statements and unaudited pro forma financial information required by Item 9.01 (a) and (b).
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
Hampton Inn & Suites® Houston — Medical Center
Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC
Report of Independent Certified Public Accountants

Combined Balance Sheets as of June 30, 2010 (Unaudited) and December 31, 2009 and 2008

Combined Statements of Operations for the six-month period ended June 30, 2010 (Unaudited), for the year ended December 31, 2009 and for the period February 14, 2008 (commencement of operations) to December 31, 2008

Combined Statements of Members’ Capital for the six-month period ended June 30, 2010 (Unaudited), for the year ended December 31, 2009 and for the period February 14, 2008 (commencement of operations) to December 31, 2008.

Combined Statements of Cash Flows for the six-month period ended June 30, 2010 (Unaudited), for the year ended December 31, 2009 and for the period February 14, 2008 (commencement of operations) to December 31, 2008

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.
Chatham Lodging Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009

(d)	Exhibits.

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: September 20, 2010	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

Moody National 1715 OST Houston S, LLC
and
Moody National 1715 OST Houston MT, LLC
Unaudited Condensed Combined — Financial Statements
June 30, 2010

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Condensed Combined Balance Sheets
(Dollars in thousands)

	June 30, 2010	December 31,
	(unaudited)	2009
Assets
Investment in hotel properties, net	$15,702	$15,920
Cash and cash equivalents	120	80
Restricted cash	1,230	750
Hotel receivables and other assets	73	547

Total assets	$17,125	$17,297

Liabilities and Members’ Capital
Mortgage loan	14,051	14,220
Note payable	1,550	1,550
Accounts payable and accrued expenses	$1,365	$1,364

Total liabilities	16,966	17,134
Commitments and contingencies (Note 10)
Members’ capital	159	163

Total liabilities and members’ capital	$17,125	$17,297

The accompanying notes are an integral part of the condensed combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Condensed Combined Statements of Operations (Unaudited) (Dollars in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2010	June 30, 2009
Revenue:
Hotel operating:
Rooms	$1,931	$1,873
Other operating	46	40

Total revenue	1,977	1,913

Expenses:
Operating expenses:
Rooms	368	365
Other	24	22
General and administrative	495	387
Sales and marketing fees	20	67
Franchise fees	207	137
Management fees	130	111
Depreciation	218	218
Property taxes	144	207

Total expenses	1,606	1,514

Operating income	371	399

Interest expense	402	432

Net loss	$(31)	$(33)

The accompanying notes are an integral part of the condensed combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Condensed Combined Statement of Members’ Capital (Unaudited)
For the Six Months Ended June 30, 2010
(Dollars in thousands)

Members’ Capital
Balance at December 31, 2009	$163
Contributions	27
Distributions	—
Net loss	(31)

Balance at June 30, 2010	$159

The accompanying notes are an integral part of the condensed combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Condensed Combined Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net loss	$(31)	$(33)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	218	218
Changes in assets and liabilities:
Hotel receivables and other assets	(5)	(5)
Accounts payable and accrued expenses	—	598

Net cash provided by operating activities	182	778

Cash flows from investing activities:
Capital expenditures	—	(420)
Restricted cash	—	(160)

Net cash used in investing activities	—	(580)

Cash flows from financing activities:
Advances (payments) on mortgage loan	(169)	96
Capital distributions	—	(330)
Capital contributions	27	—

Net cash used in financing activities	(142)	(234)

Net change in cash and cash equivalents	40	(36)
Cash and cash equivalents, beginning of period	80	132

Cash and cash equivalents, end of period	$120	$96

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$388	$437
Supplemental disclosure of investing activities:
Receipt of insurance settlement	$480	$540
The accompanying notes are an integral part of the condensed combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Notes to Condensed Combined Financial Statements (Unaudited)
(1)	General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2009, and the related statements of operations, changes in members’ capital, and cash flows for the year ended December 31, 2009. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

(2)	Investment in Hotel Properties, net

Investment in hotel properties, net as of June 30, 2010 and December 31, 2009 consists of the following (in thousands):

	2010	2009
Land	$1,900	$1,900
Building and improvements	14,523	14,523
Furniture, fixtures, and equipment	304	304

Subtotal	16,727	16,727
Less: Accumulated depreciation	(1,025)	(807)

Property and equipment, net	$15,702	$15,920

Moody National 1715 OST Houston S, LLC
and
Moody National 1715 OST Houston MT, LLC
Combined Financial Statements
As of and for the Year Ended December 31, 2009 and As of and for the Period From
February 14, 2008 (Commencement of Operations) to December 31, 2008

Report of Independent Certified Public Accountants
To the Members of
Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of members’ capital and of cash flows present fairly, in all material respects, the financial position of Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC (collectively the “Company”) at December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and for the period from February 14, 2008 (commencement of operations) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
September 20, 2010

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Combined Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2009	2008
Assets
Investment in hotel properties, net	$15,920	$15,936
Cash and cash equivalents	80	133
Restricted cash	750	0
Hotel receivables and other assets	547	1,158

Total assets	$17,297	$17,227

Liabilities and Members’ Capital
Mortgage loan	14,220	14,317
Note payable	1,550	1,550
Accounts payable and accrued expenses	$1,364	$577

Total liabilities	17,134	16,444
Commitments and contingencies (Note 10)
Members’ capital	163	783

Total liabilities and members’ capital	$17,297	$17,227

The accompanying notes are an integral part of the combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Combined Statements of Operations
(Dollars in thousands)

		For the Period from
		February 14, 2008
	For the Year Ended	(commencement of operations)
	2009	to December 31, 2008
Revenue:
Hotel operating:
Rooms	$3,557	$3,824
Other operating	77	69

Total revenue	3,634	3,893

Expenses:
Operating expenses:
Rooms	724	657
Other	47	50
General and administrative	838	689
Sales and marketing fees	134	100
Franchise fees	285	343
Management fees	216	218
Depreciation	435	372
Property taxes	391	241

Total expenses	3,070	2,670

Operating Income	564	1,223

Interest expense	854	799
Gain on insurance proceeds (Note 9)	0	630

Net income (loss)	$(290)	$1,054

The accompanying notes are an integral part of the combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Statements of Members’ Capital
(Dollars in thousands)
For the Year Ended December 31, 2009 and for the Period From February 14. 2008
(Commencement of Operations) to December 31, 2008

Members’ Capital
Balance at February 14, 2008	$—
Contributions	2,610
Distributions	(2,881)
Net income	1,054

Balance at December 31, 2008	$783
Contributions	—
Distributions	(330)
Net loss	(290)

Balance at December 31, 2009	$163

The accompanying notes are an integral part of the combined financial statements.

Moody National 1715 OST Houston S, LLC and

Moody National 1715 OST Houston MT, LLC

Statements of Cash Flows

(Dollars in thousands)

		For the Period from
		February 14, 2008
	For the Year Ended	(commencement of operations)
	2009	to December 31, 2008
Cash flows from operating activities:
Net income (loss)	$(290)	$1,054
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on insurance settlement	—	(630)
Depreciation and amortization	435	372
Changes in assets and liabilities:
Hotel receivables and other assets	21	66
Accounts payable and accrued expenses	787	547

Net cash provided by operating activities	953	1,409

Cash flows from investing activities:
Hotel acquisition	—	(16,646)
Capital expenditures	(419)	(124)
Restricted cash	(160)	—

Net cash used in investing activities	(579)	(16,770)

Cash flows from financing activities:
Deferred financing costs	—	(102)
Mortgage loan	(97)	14,317
New borrowing note	—	1,550
Capital distributions	(330)	(2,881)
Capital contributions	—	2,610

Net cash (used in) provided by financing activities	(427)	15,494

Net change in cash and cash equivalents	(53)	133
Cash and cash equivalents, beginning of year	133	—

Cash and cash equivalents, end of year	$80	$133

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$849	$695
Supplemental disclosure of investing activities:
Receipt of insurance settlement	$590	$—
The accompanying notes are an integral part of the combined financial statements.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Notes to Combined Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
1) Organization
Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC (collectively the “Company”) are Delaware single member limited liability companies formed on January 4, 2008 that commenced operations on February 14, 2008. Two separate companies were formed for tax purposes such that one company would hold the assets and lease them to the other company through a long-term triple net lease. The Members are directly or indirectly owned by Brett C. Moody (the “Owner”). The Company shall continue until December 31, 2099 unless it is dissolved earlier in accordance with the limited liability operating agreement (the “Operating Agreement”).
The purpose of the Company is to engage in the business of acquiring, developing, owning, leasing, operating, and transferring the 120-room Hampton Inn and Suites® Medical Center located in Houston, TX (the “Hotel”). The Hotel was initially placed in service in 2000 and was subsequently renovated in 2007. The Company acquired a 100% ownership interest in the Hotel on February 14, 2008 for a purchase price of approximately $16.5 million plus customary pro-rated amounts and closing costs.
The Hotel is managed and operated by Moody National Management, L.P. (the “Operator”), an affiliate of the Owner, pursuant to Management and Asset Management Agreements dated February 14, 2008 (the “Management Agreement”) (Note 6). The Operator operates the Hotel as a Hampton Inn pursuant to a Franchise Agreement dated February 14, 2008 (“Franchise Agreement”) with a subsidiary of Hilton Hotels Corporation (Note 7).
Upon the acquisition of a hotel, the Company follows the business combination guidance and assesses the fair value of the acquired tangible assets and allocates the purchase price to the acquired assets and liabilities based on the estimated fair values. The allocation of the purchase price to the Hotel based on the fair value was as follows (in thousands):

Investment in hotel properties, net	$16,603
Hotel receivables and other assets	73
Accounts payable and accrued expenses	(30)

Net assets acquited	16,646

(2) Summary of Significant Accounting Policies
Basis of Presentation
The combined financial statements have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United State of America. All intercompany balances and transactions have been eliminated in combination. These financials are being presented on a combined basis as Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC are under common management and control.

Use of Estimates
The preparation of the financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Notes to Combined Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
Investment in Hotel Properties

Investment in hotel properties consists primarily of land, buildings, improvements and related fixtures and equipment. Investment in hotel properties is stated at cost and is generally depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements and between 5 and 7 years for furniture, fixtures and equipment. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. When property and/or equipment are sold or retired, their cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets
The Company periodically evaluates the recoverability of its property and equipment when events or circumstances indicate that the asset may be impaired. This evaluation consists of a comparison of the carrying value of the asset with the asset’s expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. If expected future undiscounted cash flows are less than the carrying value of the asset then impairment is indicated. Such impairment is measured as the difference between the carrying value of the asset and its fair market value. During 2009 and 2008, there were no events or changes in circumstances indicating that the carrying value of the property and equipment may not be recoverable.

Cash and Cash Equivalents
All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. The Hotel maintains its cash accounts at various major financial institutions within the United States of America. At times, deposits may be in excess of federally insured limits. The Hotels have not experienced any losses on cash deposited with the financial institutions.

Restricted Cash
The mortgage loan agreement requires the Company to fund between 2% and 3% of gross revenues on a monthly basis for a furnishings, fixtures, equipment and general repair maintenance reserve of the Hotel in an account to be held by the lender (“FF&E Reserves”). In addition, insurance proceeds were deposited into an escrow account by the insurance carrier on behalf of the Company (see Note 9).

Deferred Financing Costs
The Company’s deferred financing costs relate to fees and costs incurred to obtain long-term financing to purchase the Hotel. These costs are amortized using the straight-line method, which approximates the effective interest method, over the life of the applicable borrowing and are included as a component of interest expense. Capitalized deferred financing costs are recorded in Hotel receivables and other assets and totaled $102 as of December 31, 2009 and 2008. Accumulated amortization was $41 and $20 as of December 31, 2009 and 2008, respectively.

Revenue Recognition
Room revenues are recognized the night of occupancy. Cash received prior to guest arrival is recorded as an advanced deposit from customers and recognized as revenue at the time of occupancy.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Notes to Combined Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
Other revenues are also recognized for food, beverage, telephone charges and various ancillary services performed at the time the service is provided.

Fair value of Non-Financial Assets and Liabilities
Effective January 1, 2009, the Company adopted a new accounting pronouncement which affects how fair value is determined for non-financial assets that are measured at fair value on a non-recurring basis such as intangibles and long-lived assets, including the incorporation of market participant assumption in determining the fair value. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

Income Taxes
The Company has elected to be a limited liability company for federal tax purposes. As such, no federal or state income taxes are payable by the Company and none have been provided for in the accompanying financial statements. In accordance with partnership taxation, each of the partners is responsible for reporting its share of taxable income or loss. The Company analyzed its material tax positions and determined that it has not taken any uncertain tax positions.
(3) Investment in Hotel Properties, net
Investment in hotel properties, net, as of December 31, 2009 and 2008 consists of the following (in thousands):

	2009	2008
Land	$1,900	$1,900
Building and improvements	14,523	14,146
Furniture, fixtures, and equipment	304	262

Subtotal	16,727	16,308
Less: Accumulated depreciation	(807)	(372)

Property and equipment, net	$15,920	$15,936

(4) Mortgage Loan
On February 14, 2008, the Company and the Operator entered into a $14.5 million mortgage loan (the “Mortgage Loan”) with Specialty Finance Group, LLC (the “Lender”), a subsidiary of Silverton Bank, N.A., which matures in February 2014. The Mortgage Loan is collateralized by the Hotel and is guaranteed by the Owner. The Mortgage Loan may be repaid in full during the first 24 months for a prepayment fee of 0.5% and may be repaid in full for the remainder of the term without any prepayment fee. The Mortgage Loan bears interest only payments for twelve months at a rate of 30-day LIBOR + 3.5% and then requires monthly interest and principal payments on a 25 year amortization schedule. The Mortgage Loan requires the Company to maintain a certain debt service coverage ratio ranging from 1.15:1 to 1.35:1. The Company is in compliance with the covenants as of December 31, 2009 and 2008.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Notes to Combined Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
On May 1, 2009, the Office of the Comptroller of the Currency closed Silverton Bank, N.A. and the Federal Deposit Insurance Corporation was named receiver. On March 26, 2010, the Mortgage Loan was subsequently purchased by The Independent BankersBank (TIB).
Future estimated scheduled debt principal payments at December 31, 2009 are as follows:

2010	169
2011	179
2012	190
2013	13,682
2014	—

Total	14,220

(5) Note Payable
On December 11, 2008, the Company entered into a $1.550 million note payable (the “Note Payable”) with MNFA 1, LLC, an affiliate of the Company, which matures in January 2012. The Note Payable is collateralized by the Owner’s security interest in the Company. The Note Payable may be repaid in full without any prepayment fee. The Note Payable bears interest at a rate of 20% annually and requires monthly payments of $25 over the term of the note. All unpaid interest and principal is due upon maturity.
Future estimated scheduled debt principal payments at December 31, 2009 are as follows:

2010	—
2011	—
2012	1,550

Total	1,550

(6) Management Agreement
The Management Agreement expires on February 13, 2018 and has four automatic successive renewal options to extend the term of the Management Agreement for terms of five years each if neither the Company nor the Operator elect to terminate the Management Agreement. The Management Agreement requires a base management fee equal to 4% of Gross Operating Revenues (as defined) and an accounting fee of $25 annually. The Company has the option to terminate the Management Agreement early, however, a termination fee of the estimated management fees and any others fees over the remainder of the term of the agreement are required. On July 1, 2010, the Company and the Operator jointly agreed to terminate the Management Agreement effective immediately and without any termination fees required from the Company. The asset management agreement also requires a fee equal to 1% of Gross Operating Revenues (as defined). Base Management fees for the year ended December 31, 2009 and the period ended December 31, 2008 was $216 and $218, respectively.

Moody National 1715 OST Houston S, LLC and
Moody National 1715 OST Houston MT, LLC
Notes to Combined Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
(7) Franchise Agreement
The Hotel is subject to a ten year non-exclusive franchise agreement with Hilton Hotels Corporation to operate under the Hampton Inn brand. Under the agreement, monthly royalty fees are equal to 5% of hotel gross room revenues (as defined), and monthly program fees are equal to 4% of hotel gross room revenues (as defined). In addition, the Operator may be required to pay certain advertising and other miscellaneous fees. The franchise fee expense for the year ended December 31, 2009 and the period ended December 31, 2008 was $285 and $343, respectively.
(8) Related Parties
For the year ended December 31, 2009, an affiliate of the Company provided construction management services related to the capital improvements made to the Hotel to repair damage as a result of Hurricane Ike. The Company contracted with the affiliate for capital improvements totaling $420 of which $24 was for construction management fees. There were no construction management services provided in the period ended December 31, 2008.
The Company’s note payable is with an affiliate. For the year ended December 31, 2009 and the period ended December 31, 2008, the Company paid interest of $310 and $26 to the affiliate. No additional amounts were advanced or repaid subsequent to the initial funding.
The Operator is an affiliate of the Company and provides hotel management services. For the year ended December 31, 2009 and the period ended December 31, 2008, the affiliate received management fees of approximately $216 and $191.
(9) Insurance Proceeds
In September 2008, the Hotel suffered damage as a result of Hurricane Ike and recorded a loss of approximately $420 to remove the Hotel property, equipment and improvements from the balance sheet. As of December 31, 2008, the Company had calculated the estimated damages that were probable to be reimbursed by the insurance company under the Company’s insurance coverage and recorded the estimated net insurance proceeds after deductibles of $1,050 in the statement of operations. The Company received all of the estimated cash proceeds during 2009 and 2010 prior to the sale of the Hotel (see note 11).
(10) Commitments and Contingencies
The nature of the operations of the Hotel exposes the Company to the risk of claims and litigation in the normal course of business. Although the outcome of these matters cannot be determined, management does not expect the ultimate resolution of these matters to have a material adverse effect on the financial position, operations, or liquidity of the Company.
(11) Subsequent Events
On May 18, 2010, the Company entered into a purchase and sale agreement with Chatham Lodging Trust for the sale of the Hotel for a purchase price of $16.5 million. On July 2, 2010, the acquisition was completed for the purchase price plus customary pro-rated amounts and closing costs.
The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through September 20, 2010, the date the financial statements were available to be issued.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST
     Chatham Lodging Trust (the “Company”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. The Company completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. The Company raised approximately $158.9 million, net of underwriting discounts and commissions and other offering costs paid or payable to third parties as of June 30, 2010.
     On April 23, 2010, the Company acquired six Homewood Suites by Hilton® hotels (the “Initial Hotels”) for an aggregate purchase price of $73.5 million, plus customary pro-rated amounts and closing costs from wholly owned subsidiaries of RLJ Development, LLC (“RLJ”). The Initial Hotels which contain an aggregate of 813 rooms are as follows:
•	Homewood Suites by Hilton® Boston – Billerica/Bedford/Burlington; Billerica, Mass.; 147 rooms.

•	Homewood Suites by Hilton® Hartford – Farmington; Farmington, Conn.; 121 rooms.

•	Homewood Suites by Hilton® Minneapolis – Mall of America; Bloomington, Minn., 144 rooms.

•	Homewood Suites by Hilton® Dallas – Market Center; Dallas, Texas; 137 rooms.

•	Homewood Suites by Hilton® Orlando – Maitland; Maitland, Fla.; 143 rooms.

•	Homewood Suites by Hilton® Nashville – Brentwood; Brentwood, Tenn.; 121 rooms.
     On July 2, 2010, the Company acquired the 120-room Hampton Inn & Suites® Houston-Medical Center in Houston, Texas (the “Houston Hotel”) for a cash purchase price of $16.2 million, plus customary pro-rated amounts and closing costs, from Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC (collectively “Moody”). The Houston Hotel will be managed by Island Hospitality Management (“IHM”), a hotel management company 90 percent-owned by Jeffrey H. Fisher, the Company’s chief executive officer, pursuant to a management agreement between the Company’s taxable REIT subsidiary (“TRS”) and IHM. The Company funded the purchase price for the Houston Hotel from the proceeds of its IPO.
     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is based on the unaudited consolidated balance sheet of the Company as of June 30, 2010 and is presented as if the acquisition of the Houston Hotel occurred on June 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if the completion of the IPO and the acquisitions of the Initial Hotels and the Houston Hotel had occurred on January 1, 2009.
     The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisitions described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of the Company and the Initial Hotels included in the Company’s Form S-11 and the Quarterly Reports on Form 10—Q for the three months ended March 31, 2010 and six months ended June 30, 2010.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(In thousands, except share data)

	Chatham			Pro Forma
	Lodging	Houston	Pro Forma	Chatham
	Trust (1)	Acquisition (2)	Adjustments (3)	Lodging Trust
Assets:
Investment in hotel properties, net	$73,132	$16,233	$—	$89,365
Cash and cash equivalents	98,700	(15,610)	(185)	82,905
Restricted cash	2,500	(500)	—	2,000
Hotel receivables (net of allowance for doubtful accounts of approximately $4)	699	24	—	723
Deferred costs, net	567	—	—	567
Prepaid expenses and other assets	157	—	—	157

Total assets	$175,755	$147	$(185)	$175,717

Liabilities and Equity:
Accounts payable and accrued expenses	$2,086	$140	$—	$2,226
Accrued underwriter fees	5,175	—	—	5,175
Advance deposits	59	7	—	66

Total liabilities	7,320	147	—	7,467

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2010	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 9,201,550 shares issued and outstanding at June 30, 2010	92	—	—	92
Additional paid-in capital	170,240	—	—	170,240
Unearned compensation	(1,404)	—	—	(1,404)
Retained earnings (deficit)	(642)	—	(185)	(827)

Total shareholders’ equity	168,286	—	(185)	168,101

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	149	—	—	149

Total equity	168,435	—	(185)	168,250

Total liabilities and equity	$175,755	$147	$(185)	$175,717

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)
     The accompanying Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 is based on the unaudited historical consolidated balance sheet of the Company as of June 30, 2010, adjusted to reflect the purchase of the Houston Hotel.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the following occurred on June 30, 2010:
•	Completion of the purchase of the Houston Hotel

•	Payment of costs and expenses of approximately $185 after June 30, 2010 related to the Houston Hotel
Notes and Management Assumptions:
1) Represents the Company’s unaudited historical consolidated balance sheet as of June 30, 2010. Included in deferred costs are franchise fees of $59 for the Houston Hotel that were paid prior to June 30, 2010 and will be amortized over the 10 year term of the new franchise agreement. Included in retained earnings (deficit) at June 30, 2010 are expenses of $29 related to the purchase of the Houston Hotel that were expensed prior to June 30, 2010.
2) Pursuant to the purchase and sale agreement for the Houston Hotel, there was a proration of operating results on the date of closing between the Company and Moody and this proration is reflected in pro forma adjustment 2b below. Other than the liabilities described in note 2c, which are based upon the amounts in the audited combined statement of financial position of the Houston Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Moody.
a. Investment in hotels of $16,233 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Houston Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Houston Hotel is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Hampton Inn & Suites® Houston-Medical Center	$16,233	$3,200	$12,708	$325
b. Accounts receivable of $24 related to the Company’s 50% share of the July 1, 2010 hotel revenue.
c. Accounts payable and accrued expenses of $140, comprised of accrued real estate and personal property taxes of $116, sales taxes of $5, accounts payable of $19 and advance deposits of $7.
3) Represents the costs incurred by the Company after June 30, 2010 to complete the purchase of the Houston Hotel:
a. Closing costs of $40.
b. Costs associated with due diligence involving the Houston Hotel of $19.
c. Accounting fees of $126 for services related to the audit and review of the Houston Hotel.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands, except share and per share data)

	Chatham					Pro Forma
	Lodging	Initial	Houston	Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$4,544	$6,634	$1,931	$—		$13,109
Other operating	114	170	46	—		330

Total revenue	4,658	6,804	1,977	—		13,439

Expenses:
Operating expenses:
Rooms	1,070	1,352	368	—		2,790
Other	79	577	24	—		680
General and administrative	917	1,279	495	—		2,691
Sales and marketing fees	147	632	20	—		799
Franchise fees	343	266	207	16	(4)	832
Management fees	109	139	130	(66)	(5)	312
Depreciation and amortization	402	—	218	1,656	(6)	2,276
Property taxes	247	525	144	—		916
Corporate general and administrative	972	—	—	1,021	(7)	1,993
Acquisition transaction costs	1,005	—	—	(1,005)	(8)	—

Total expenses	5,291	4,770	1,606	1,622		13,289
Operating income (loss)	(633)	2,034	371	(1,622)		150
Interest expense	—	(1,084)	(402)	1,486	(9)	—
Interest income	38	—	—	—		38

Income (loss) from continuing operations before income tax expense	(595)	950	(31)	(136)		188
Income taxes	(47)	—	—	6	(10)	(41)

Income (loss) from continuing operations	$(642)	$950	$(31)	$(130)		$147

Earnings per share data:
Basic and diluted — continuting operations	$(0.18)					$0.03

Basic and diluted — weighted average shares	3,580,028				(11)	5,265,808
See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception through April 21, 2010.

2)	Represents the combined unaudited historical results of operations of the Initial Hotels from January 1, 2010 to the acquisition date of April 23, 2010.

3)	Represents the unaudited historical results of operations of the Houston Hotel for the six months ended June 30, 2010. The combined historical audited financial statements of the Houston Hotel are included herein.

4)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $449 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and 10 years from the closing of the Houston Hotel.

5)	Reflects the adjustment to management fees for contractual differences. Previous management company was paid a 4% management fee. There was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee. Reflects the adjustment for the contractual difference in the cost of accounting fees.

6)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial Hotels and Houston Hotel and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

7)	The Company was formed on October 26, 2009 and completed its IPO on April 21, 2010 and thus there was no corresponding corporate general and administrative expense until April 21, 2010. Reflects the adjustment to include corporate general and administrative expenses for the period from January 1, 2010 to June 30, 2010, including:
a.	Salaries and benefits of $337, of which $298 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

b.	Amortization of restricted shares of $67 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $236 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $100 and restricted share compensation of $170 to the Trustees.

e.	Directors and officers insurance of $86.

f.	General office expenses including rent of $25
8)	Reflects the adjustment for one-time hotel acquisition costs which are not recurring and thus excluded from the pro forma results of operations.

9)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial Hotels and the Houston Hotel. RLJ and Moody are required under the terms of the purchase and sale agreements to cause the defeasance to occur on or before the closing of the purchase of the hotels. The purchase price for the Initial and the Houston Hotels was fully funded from equity proceeds of the IPO.

10)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.

11)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$(642)	$147

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	—	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(3,935,742)
Denominator for basic earnings per share	3,580,028	5,265,808
Denominator for diluted earnings per share	3,580,028	5,265,808

Income (loss) per share data:
Basic — continuing operations	$(0.18)	$0.03
Diluted — continuing operations	$(0.18)	$0.03

1)	Consideration was given to the impact of the unvested awards. The impact was determined to be immaterial.

2)	The denominator in computing pro forma earnings per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Costs to complete the purchase of the Initial Hotels and Houston Hotel	1,047
Costs for the IPO	13,646

Total use of proceeds from the IPO	$104,440
Total use of proceeds as a percentage of the IPO	57.23%
Offering proceeds not used	42.77%
Accordingly, in calculating the denominator for earnings per share, we only include 57.23% of the shares sold in the IPO.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(In thousands, except share and per share data)

	Chatham					Pro Forma
	Lodging	Initial	Houston	Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$—	$21,193	$3,557	$—		$24,750
Other operating	—	545	77	—		622

Total revenue	—	21,738	3,634	—		25,372

Expenses:
Operating expenses:
Rooms	—	4,239	724	—		4,963
Other	—	1,687	47	—		1,734
General and administrative	—	4,581	838	(74)	(4)	5,345
Sales and marketing fees	—	2,021	134	—		2,155
Franchise fees	—	848	285	32	(5)	1,165
Management fees	—	458	216	(95)	(6)	579
Depreciation and amortization	—	2,619	435	1,497	(7)	4,551
Property taxes	—	1,255	391	—		1,646
Corporate general and administrative	—	—	—	3,387	(8)	3,387

Total expenses	—	17,708	3,070	4,747		25,525
Operating income (loss)	—	4,030	564	(4,747)		(153)
Interest expense	—	(3,573)	(854)	4,427	(9)	—

Income (loss) from continuing operations before income tax expense	—	457	(290)	(320)		(153)
Income taxes	—	—	—	(136)	(10)	(136)

Income (loss) from continuing operations	$—	$457	$(290)	$(456)		$(289)

Earnings per share data:
Basic and diluted — continuting operations	$—					$(0.05)

Basic and diluted — weighted average shares	1,000				(11)	5,265,808

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception to December 31, 2009.

2)	Represents the combined audited historical results of operations of the Initial Hotels for the year ended December 31, 2009.

3)	Represents the audited historical results of operations of the Houston Hotel for the year ended December 31, 2009. The combined historical audited financial statements of the Houston Hotel are included herein.

4)	Reflects the adjustment to general and administrative expense for corporate allocated costs from the Initial Hotels that were included in the historical results of operations of $74.

5)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $449 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and 10 years from the closing of the Houston Hotel.

6)	Reflects the adjustment to management fees for contractual differences. Previous management company was paid a 4% management fee. There was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee. Reflects the adjustment for the contractual difference in the cost of accounting fees.

7)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial Hotels and Houston Hotel and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

8)	The Company was formed on October 26, 2009 and thus there was no corresponding corporate general and administrative expense for the year ended December 31, 2009. Reflects the adjustment to include corporate general and administrative expenses that the Company expects to pay, including:
a.	Salaries and benefits of $1,119, of which $989 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

b.	Amortization of restricted shares of $223 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $783 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $333 and restricted share compensation of $563 to the Trustees.

e.	Directors and officers insurance of $287.

f.	General office expenses including rent of $79.
9)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial Hotels and the Houston Hotel. RLJ and Moody are required under the terms of the purchase and sale agreements to cause the defeasance to occur on or before the closing of the purchase of the hotels. The purchase price for the Initial and the Houston Hotels was fully funded from equity proceeds of the IPO.
10)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.
11)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$—	$(289)

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	1,000	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(3,935,742)
Denominator for basic earnings per share	1,000	5,265,808
Denomiator for diluted earnings per share	1,000	5,265,808

Income (loss) per share data:
Basic — continuing operations	$—	$(0.05)
Diluted — continuing operations	$—	$(0.05)

1)	Consideration was given to the impact of the unvested awards. It was determined that the effect would be anti-dilutive in the calculation of diluted earnings per share.

2)	The denominator in computing pro forma per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Costs to complete the purchase of the Initial Hotels and Houston Hotel	1,047
Costs for the IPO	13,646

Total use of proceeds from the IPO	$104,440

Total use of proceeds as a percentage of the IPO	57.23%
Offering proceeds not used	42.77%
Accordingly, in calculating the denominator for earnings per share, we only include 57.23% of the shares sold in the IPO.